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
                             Exhibit 12

          Computation of Ratio of Earnings to Fixed Charges
                   J.P. Morgan & Co. Incorporated
                            Consolidated
_____________________________________________________________________
Dollars in millions                                            Nine
                                                             months
                                                               1995
_____________________________________________________________________
Earnings:
  Net income                                                 $  930
  Add:  income taxes                                            448
  Less:  equity in undistributed income of all
affiliates
     accounted for by the equity method                          14
  Add:  fixed charges, excluding interest on deposits         3,988
_____________________________________________________________________
  Earnings available for fixed charges, excluding
     interest on deposits                                     5,352
  Add:  interest on deposits                                  1,854
_____________________________________________________________________
  Earnings available for fixed charges, including
     interest on deposits                                     7,206
_____________________________________________________________________
Fixed charges:
  Interest expense, excluding interest on deposits            3,959
  Interest factor in net rental expense                          29
_____________________________________________________________________
  Total fixed charges, excluding interest on deposits         3,988
  Add:  interest on deposits                                  1,854
_____________________________________________________________________
  Total fixed charges, including interest on deposits         5,842
_____________________________________________________________________
Ratio of earnings to fixed charges:
  Excluding interest on deposits                               1.34
  Including interest on deposits                               1.23
_____________________________________________________________________

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
                             Exhibit 12

Computation of Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
                   J.P. Morgan & Co. Incorporated
                            Consolidated
_______________________________________________________________________________
Dollars in millions                                            Nine
                                                             months
                                                               1995
_______________________________________________________________________________
Earnings:
  Net income                                                 $  930
  Add:  income taxes                                            448
  Less:  equity in undistributed income of all
affiliates accounted for by the equity method                    14
  Add:  fixed charges, excluding interest on deposits
     and preferred stock dividends                            3,988
_______________________________________________________________________________
  Earnings available for fixed charges, excluding
     interest on deposits                                     5,352
  Add:  interest on deposits                                  1,854
_______________________________________________________________________________
  Earnings available for fixed charges, including
     interest on deposits                                     7,206
_______________________________________________________________________________
Fixed charges:
  Interest expense, excluding interest on deposits            3,959
  Interest factor in net rental expense                          29
  Preferred stock dividends                                      27
_______________________________________________________________________________
  Total fixed charges, excluding interest on deposits         4,015
  Add:  interest on deposits                                  1,854
_______________________________________________________________________________
  Total fixed charges, incl. interest on deposits             5,869
_______________________________________________________________________________
Ratio of earnings to fixed charges:
  Excluding interest on deposits                               1.33
  Including interest on deposits                               1.23
_______________________________________________________________________________
